Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 15, 2010, relating to the financial statements and financial highlights which appear in the October 31, 2010 Annual Reports to Shareholders of Legg Mason Capital Management Value Trust, Inc., Legg Mason Capital Management Special Investment Trust, Inc., Legg Mason Capital Management American Leading Companies Trust (one of the portfolios comprising Legg Mason Investors Trust, Inc.), and Legg Mason Capital Management Disciplined Equity Research Fund (one of the funds comprising Legg Mason Global Asset Management Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “The Funds’ Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

February 25, 2011